UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2004

Copper Mountain Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25865	33-0702004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Embarcadero Road Palo Alto, California	94303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 687-3300

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On November 1, 2004, Copper Mountain Networks, Inc., (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended September 30, 2004. A copy of the press release is attached to this report as an exhibit and is incorporated herein by reference.

In addition, the Company from time to time discloses its Days Sales Outstanding (“DSO”) and cash burn, which are non-GAAP financial measures. During the quarter ended September 30, 2004, DSO were 49. We calculate DSO as follows: The balance of Accounts Receivable at the end of the calendar quarter (net of reserves, if any) is divided by net revenue for that quarter, this result is then multiplied by the number of days in the respective quarter, resulting in the DSO figure. Cash burn for the quarter ended September 30, 2004 was 4.9 million. Cash burn is the net cash and short term investments utilized (each as shown on the Company’s balance sheet prepared in accordance with GAAP) during the applicable period.

The Company believes the non-GAAP financial measures included above provide useful information to investors regarding our financial condition and results of operations because they provide more detailed information regarding the Company’s financial results than financial measures calculated and presented solely in accordance with GAAP.

Item 9.01. Financial Statements Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press release issued November 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER MOUNTAIN NETWORKS, INC.
By:	/s/ MICHAEL O. STAIGER
Michael O. Staiger Executive Vice President, Chief Financial Officer and Secretary

Date: November 3, 2004

INDEX TO EXHIBITS

99.1	Press release issued November 1, 2004.